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                                                                    Exhibit 5.1

                           [ROPES & GRAY LETTERHEAD]

                               November 26, 1997

EMC Corporation
171 South Street
Hopkinton, Massachusetts 01748

Ladies and Gentlemen:

  This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,660,000 shares of Common Stock, $.01 par value per share (the "Shares"), of EMC Corporation, a Massachusetts corporation (the "Company"). The Shares may be offered or sold to certain participants or immediate family members of certain participants in the Company's 1985 Stock Option Plan, the Company's 1992 Stock Option Plan for Directors, and the Company's 1993 Stock Option Plan (collectively, the "Plans"), pursuant to nonqualified stock options (the "Stock Options") granted to such participants under the Plans, some or all of which may be transferred by participants to immediate family members in accordance with the Plans and the grant documents specifying the terms and conditions of such Stock Options.

  We are counsel to the Company and are familiar with the proceedings taken by the Company in connection with the authorization, reservation and registration of the Shares. We have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary for the purpose of this opinion.

  Based on the foregoing, we are of the opinion that the Shares have been duly authorized and that, when issued and sold by the Company and paid for in full pursuant to and in accordance with the Plans, they will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as part of the Registration Statement.

  We understand that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ Ropes & Gray
                                          Ropes & Gray